SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /      Preliminary Proxy Statement
         / /      Confidential,  for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)2))
         /X/      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                         SHEFFIELD PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                         SHEFFIELD PHARMACEUTICALS, INC.
                       425 SOUTH WOODSMILL ROAD, SUITE 270
                            ST. LOUIS, MISSOURI 63017
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 15, 1998
                             ----------------------

To the Stockholders of SHEFFIELD PHARMACEUTICALS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SHEFFIELD PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), will be held at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141, on Wednesday, July 15, 1998 at 10:00 a.m., local time, for the following purposes:

         1.       To elect four members of the Board of Directors;

         2. To amend the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 3,000,000 shares to 4,000,000 shares.

         3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on June 12, 1998 are entitled to notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors


                                          Judy Roeske Bullock
                                          SECRETARY
Dated: June 22, 1998
St. Louis, Missouri

              WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL
           MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
            WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         SHEFFIELD PHARMACEUTICALS, INC.
                       425 SOUTH WOODSMILL ROAD, SUITE 270
                            ST. LOUIS, MISSOURI 63017
                            -------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 15, 1998
                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders of SHEFFIELD PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of Proxies for the Annual Meeting of Stockholders to be held at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141, on July 15, 1998 at 10:00 a.m., local time, or at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to stockholders is June 22, 1998.

                        RECORD DATE AND VOTING SECURITIES

         The voting securities of the Company outstanding on June 12, 1998 consisted of 20,435,956 shares of Common Stock, $.01 par value (the "Common Stock"), entitling the holders thereof to one vote per share. Only stockholders of record as of that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) for the election as directors of the persons who have been nominated by the Board of Directors, (ii) for amendment of the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 3,000,000 shares to 4,000,000 shares, (iii) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998 and (iv) for any other matter that may properly come before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.

         The execution of a Proxy will in no way affect a stockholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting or by execution of a subsequent Proxy which is presented to the Annual Meeting, or if the stockholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of the majority of the votes present and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Company may also solicit Proxies by telephone, telegraph or in person, without additional compensation. In addition, the Company has engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of Proxies and will pay such firm a fee, estimated at $1,500, plus reimbursement of reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                               SECURITY OWNERSHIP

         The voting securities of the Company outstanding on March 31, 1998 consisted of 15,742,762 shares of Common Stock. The following table sets forth information concerning ownership of the Company's Common Stock, as at March 31, 1998, by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group, and (iv) each person who, to the knowledge of management, owned beneficially more than 5% of the Common Stock.


                                                    SHARES                PERCENT OF
                                                     BENEFICIALLY          OUTSTANDING
                        BENEFICIAL OWNER(1)           OWNED(2)            COMMON STOCK(2)
                        -------------------           --------            ---------------

Thomas M. Fitzgerald..............................     64,097(3)              *

Loren G. Peterson.................................    256,000(4)             1.6%

Douglas R. Eger...................................    752,456(5)             4.6%

John M. Bailey....................................     65,000(6)              *

Digby W. Barrios..................................     40,000(7)              *

David A. Byron....................................    245,500(8)             1.6%

Carl F. Siekmann..................................    247,000(9)             1.6%

Judy Roeske Bullock...............................    50,000(10)              *

All Directors and Executive Officers as a Group...     1,709,853            10.4%

---------------------
* Less than 1%.

(1) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) Calculations assume that all options and warrants held by each director, director nominee and executive officer and exercisable within 60 days after March 31, 1998 have been exercised.

(3)      Includes  50,000  shares of common  stock  issuable  upon  exercise  of options exercisable within 60 days after March 31, 1998. Mr. Fitzgerald's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(4) Includes 40,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 31, 1998. Mr. Peterson's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(5) Includes 500,000 shares of Common Stock issuable upon exercise of options and warrants exercisable within 60 days of March 31, 1998. Mr. Eger's address is 4135 Ventura, Coconut Grove, FL 33133.

(6) Includes 65,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 31, 1998. Mr. Bailey's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(7) Includes 25,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 31, 1998. Mr. Barrios' address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(8) Includes 40,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 31, 1998. Mr. Byron's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(9) Includes 40,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 31, 1998. Mr. Siekmann's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(10) Includes 25,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 31, 1998. Ms. Bullock's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Directors of the Company hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. If no contrary instructions are indicated, Proxies will be voted for the election of Loren G. Peterson, Thomas M. Fitzgerald, John M. Bailey and Digby W. Barrios, the four nominees of the Board of Directors. All of the nominees are currently directors of the Company. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Annual Meeting, the Proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board of Directors.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                      FOR ELECTION OF EACH OF THE NOMINEES

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company and their positions with the Company are as follows:


NAME                             AGE      DIRECTOR SINCE            POSITION
----                             ---      --------------            --------

Thomas M. Fitzgerald              47      September 1996            Chairman and Director

Loren G. Peterson                 41      April 1997                President, Chief Executive Officer and Director

Douglas R. Eger                   36      November 1991             Director

John M. Bailey                    50      April 1997                Director

Digby W. Barrios                  60      April 1997                Director

David A. Byron                    49          --                    Executive Vice President - Scientific Affairs

Carl. F. Siekmann                 54          --                    Executive Vice President - Corporate Development

Judy Roeske Bullock               40          --                    Chief Financial Officer, Vice President, Treasurer
                                                                    and Secretary

         THOMAS M. FITZGERALD. Mr. Fitzgerald has been a Director of the Company since September 1996 and has served as Chairman of the Company since December 1997. From June 1996 to December 1997, Mr. Fitzgerald served as Chief Operating Officer of the Company and, from February 1997 to December 1997, he served as President of the Company. From 1989 to 1996 Mr. Fitzgerald was the Vice President and General Counsel of Fisons Corporation, an operating unit of Fisons Group plc, a U.K.-based ethical pharmaceutical company ("Fisons"). Mr. Fitzgerald was Assistant General Counsel of SmithKline Beecham prior to joining Fisons.

         LOREN G. PETERSON. Mr. Peterson has been the Chief Executive Officer and a Director of the Company since April 1997. Mr. Peterson has served as President of the Company since December 1997. From January 1997 to April 1997, Mr. Peterson was a principal of Camelot Pharmacal, L.L.C., a privately held pharmaceutical development company he co-founded. From 1993 to 1996, Mr. Peterson served as Vice President - Finance and Chief Financial Officer of Bock Pharmacal Company, a privately held pharmaceutical company. From 1989 to 1993, Mr. Peterson was a partner of the accounting firm of Coopers & Lybrand LLP.

         DOUGLAS R. EGER. Mr. Eger has been a Director of the Company since November 1991, served as President of the Company from March 1992 through June 1994, and served as Chairman of the Company from June 1994 to December 1997. Mr. Eger served as Chief Executive Officer of the Company from February 1996 to December 1997. Mr. Eger is the principal of Taconic Enterprises, Inc., a merchant banking company providing capital and management advisory services to high growth companies.

         JOHN M. BAILEY. Mr. Bailey has been a Director of the Company since April 1997. Mr. Bailey is the founder and majority shareholder of Bailey Associates, a consultancy specializing in providing companies with strategic advice and support through mergers, collaborations and divestments. From 1978 to 1996, Mr. Bailey was employed by Fisons, where he has held a number of senior positions. In 1993, Mr. Bailey was appointed to the main board of Fisons and, in 1995, he was appointed Corporate Development Director of Fisons. In that role he was directly responsible for worldwide strategic and corporate development and for all merger, divestment, acquisition and business development activities of Fisons Group worldwide.

         DIGBY W. BARRIOS. Mr. Barrios has been a Director of the Company since April 1997. Since 1992, Mr. Barrios has been a private consultant to the pharmaceutical industry. Mr. Barrios served from 1985 to 1987 as Executive Vice President, and from 1988 to 1992 as President and Chief Executive Officer, of Boehringer Ingelheim Corporation. Mr. Barrios is a member of the Board of Directors of Sepracor Inc., Roberts Pharmaceutical Corporation and Cypros Pharmaceutical Corporation.

         DAVID A. BYRON. Mr. Byron has been Executive Vice President - Corporate Development of the Company since April 1997. From January 1997 to April 1997, Mr. Byron was a principal of Camelot Pharmacal, L.L.C., a privately held pharmaceutical development company he co-founded. From 1994 to 1996, Mr. Byron served as Vice President of Scientific Affairs of Bock Pharmacal Company, a privately held pharmaceutical company. From 1990 to 1994, Byron served as Senior Director - New Product Development of Sanofi-Winthrop Pharmaceutical Corporation.

         CARL F. SIEKMANN. Mr. Siekmann has been Executive Vice President - Corporate Development of the Company since April 1997. From January 1997 to April 1997, Mr. Siekmann was a principal of Camelot Pharmacal, L.L.C., a privately held pharmaceutical development company he co-founded. From 1992 to 1996, Mr. Siekmann served as Vice President of Business Development of Bock Pharmacal Company, a privately held pharmaceutical company.

         JUDY ROESKE BULLOCK. Ms. Bullock has been Chief Financial Officer, Vice President, Treasurer and Secretary of the Company since November 1997. From October 1995 to November 1997, Ms. Bullock served as Director of Executive Compensation and Benefits of Deere & Company. From January 1994 to October 1995, Ms. Bullock served as a senior consultant for the consulting firm of Towers Perrin. From August 1987 to December 1993, Ms. Bullock served as a senior manager for the accounting firm of Price Waterhouse. Ms. Bullock is a CPA licensed in the states of Missouri and Florida.

MEETINGS AND COMMITTEES

         The Board of Directors of the Company held ten meetings during the fiscal year ended December 31, 1997. From time to time during such fiscal year, the members of the Board acted by unanimous written consent. The Company has standing Stock Option, Compensation, and Audit Committees. The Stock Option Committee reviews, analyzes and approves grants of stock options and stock to eligible persons under the Company's 1993 Stock Option Plan and the Company's 1993 Restricted Stock Plan. The current members of the Stock Option Committee (appointed in June 1997) are Digby W. Barrios and John M. Bailey. The Stock Option Committee held three meetings in 1997, and approved certain actions by written consent. The Compensation Committee reviews, analyses and makes recommendations to the Board of Directors regarding compensation of Company directors, employees, consultants and others, including grants of stock options (other than stock option grants under the Company's 1993 Stock Option Plan and the Company's Directors Plan). The current members of the Compensation Committee (appointed in June 1997) are Douglas R. Eger, Digby W. Barrios and John M. Bailey. The Compensation Committee held two meetings in 1997, and approved certain actions by written consent. The Audit Committee reviews, analyzes and makes recommendations to the Board of Directors with respect to the Company's compensation and accounting policies, controls and statements, and coordinates with the Company's independent public accountants. The current members of the Audit Committee (appointed in June 1997) are Loren G. Peterson, Digby W. Barrios and John M. Bailey. The Audit Committee held one formal meeting in 1997. The Company does not have a standing nominating committee or a committee that serves nominating functions.

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer of the Company ("CEO") and the executive officers of the Company (other than the CEO) who were executive officers of the Company during the fiscal year ended December 31, 1997 and whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                            Long-Term
                                                                                                          Compensation
                                                                     Annual Compensation                     Awards
                                                         -----------------------------------------     -----------------
                                                                                              Other Annual        Securities
                Name and                                                                      Compensation    Underlying Options
           Principal Position                   Year         Salary ($)       Bonus ($)          ($)(1)               (#)
-------------------------------------      ------------    ------------     ------------     -------------    ------------------

Thomas M. Fitzgerald,
 Chairman...............................        1997          $175,000            0                 0               300,000
                                                1996           $94,792            0                 0                  0

Loren G. Peterson,
 President and Chief Executive Officer..        1997          $118,655            0                 0               400,000

David A. Byron,
 Executive Vice President...............        1997          $108,485            0                 0               400,000

Carl F. Siekmann,
 Executive Vice President...............        1997          $108,485            0                 0               400,000

Douglas R. Eger, former Chairman
 and Chief Executive Officer............        1997          $238,730            0                 0             500,000(2)
                                                1996          $230,000         $25,000              0                  0
                                                1995          $172,500            0                 0               80,000

---------------------
(1)      Perquisites  and  other  personal  benefits,   securities  or  property
         delivered to each executive officer did not exceed the lesser of $50,000 or 10% of such executive's salary and bonus.

(2) On June 4, 1997 the Stock Option Committee approved the extension of the expiration date of stock options to purchase 500,000 shares of the Company's common stock then outstanding to Mr. Eger to March 31, 2002. No other terms of such stock options were amended or modified.

         The following table sets forth certain information regarding stock option grants made to Messrs. Fitzgerald, Peterson, Byron, Siekmann and Eger during the fiscal year ended December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                       Individual Grants
                                                               % of Total Options
                                                                     Granted to       Exercise or Base
                                                                    Employees in            Price
                  Name                     Options Granted (#)       Fiscal Year           ($/sh)          Expiration Date
--------------------------------------     -----------------     -----------------    ---------------     ----------------
                                                 50,000                                     $2.75           June 1, 2001
                                                 150,000                                    $2.75           June 1, 2002
                                                 50,000                                     $3.50           June 1, 2001
Thomas M. Fitzgerald,                            50,000                                     $4.50           June 1, 2001
                                                 ------
 Chairman...............................         300,000               12.45%

Loren G. Peterson,
 President and Chief Financial Officer..         400,000               16.60%               $2.75          April 27, 2007

David A. Bryon,
 Executive Vice President...............         400,000               16.60%               $2.75          April 27, 2007

Carl F. Siekmann,
 Executive Vice President...............         400,000               16.60%               $2.75          April 27, 2007

Douglas R. Eger, former
 Chairman and Chief Executive Officer...            0                     0                   0                   0

         The following table sets forth certain information regarding stock options held by Messrs. Fitzgerald, Peterson, Byron, Siekmann and Eger as of December 31, 1997.

                           AGGREGATED OPTION EXERCISES
                       DURING THE MOST RECENTLY COMPLETED
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                                          No. of
                                                                                        Securities           Value (1) of
                                                                                        Underlying          Unexercised in
                                                                                        Unexercised            The-Money
                                                                                      Options at FY-        Options at FY-
                                              Shares                                      End (#)               End($)
                                           Acquired on               Value             Exercisable/          Exercisable/
                Name                       Exercise(#)             Realized            Unexercisable         Unexercisable
                ----                       -----------             --------            -------------         -------------
Thomas M. Fitzgerald,                           0                      0              50,000/300,000               0
  Chairman
Loren G. Petersen                               0                      0                 0/400,000                 0
  President and Chief Executive
  Officer
David A. Byron                                  0                      0                 0/400,000                 0
  Executive Vice President
Carl F. Siekmann,                               0                      0                 0/400,000                 0
  Executive Vice President
Douglas R. Eger, former                         0                      0                 500,000/0             $16,125/0
  Chairman and Chief Executive
  Officer

-------------------
(1) Represents the total gain that would be realized if all-in-the-money options held at December 31, 1997 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the closing sale price of Common Stock of $1.375 per share reported on the American Stock Exchange for December 31, 1997. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

BOARD OF DIRECTORS COMPENSATION

         The Company does not currently compensate directors who are also executive officers of the Company for their service on the Board of Directors. Under current Company policy, each non-employee Director of the Company receives a fee of $750 for each Board meeting attended and $400 for each Board committee meeting attended. Under the terms of the 1996 Directors Stock Option Plan, eligible Directors receive a grant of an option to purchase 25,000 shares of common stock upon initial election, as well as additional option grants to purchase 15,000 shares of common stock on January 1 of each year thereafter during eligible tenure. Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors.

EMPLOYMENT AGREEMENTS

         In June 1996, the Company entered into a three-year employment agreement with Thomas M. Fitzgerald pursuant to which Mr. Fitzgerald agreed to serve as Chief Operating Officer of the Company. The employment agreement requires Mr. Fitzgerald to devote his full business and professional time in furtherance of the business of the Company. Such agreement automatically renews for successive one-year terms unless one party provides written notice to the other of his or its intent to terminate at least six months prior to the end of the then current term. If Mr. Fitzgerald's employment is terminated other than for cause, he is entitled to receive a severance payment of $87,500, payable in six equal monthly installments. The agreement contains non-compete and confidentiality provisions. Mr. Fitzgerald's annual base salary under the agreement is currently $175,000.

         In April 1997, the Company entered into a five-year employment agreement with Loren G. Peterson pursuant to which Mr. Peterson agreed to serve as Chief Executive Officer of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term. The employment agreement requires Mr. Peterson to devote his full business and professional time in furtherance of the business of the Company. If Mr. Peterson's employment is terminated other than for cause, he is entitled to receive a severance payment of $131,250, payable in nine equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Mr. Peterson's annual base salary under the employment agreement is currently $175,000.

         In April 1997, the Company entered into a five-year employment agreement with David A. Byron pursuant to which Mr. Byron agreed to serve as Executive Vice President - Scientific Affairs of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term. The employment agreement requires Mr. Byron to devote his full business and professional time in furtherance of the business of the Company. If Mr. Byron's employment is terminated other than for cause, he is entitled to receive a severance payment of $120,000, payable in nine equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. The employment agreement includes confidentiality and non-compete provisions. Mr. Byron's annual base salary under the employment agreement is currently $160,000.

         In April 1997, the Company entered into a five-year employment agreement with Carl F. Siekmann pursuant to which Mr. Siekmann agreed to serve as Executive Vice President - Corporate Development of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term. The employment agreement requires Mr. Siekmann to devote his full business and professional time in furtherance of the business of the Company. If Mr. Siekmann's employment is terminated other than for cause, he is entitled to receive a severance payment of $120,000, payable in nine equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Mr. Siekmann's annual base salary under the employment agreement is currently $160,000.

         In October 1995, the Company entered into a two-year agreement with Douglas R. Eger, pursuant to which Mr. Eger served as the Company's Chairman and Chief Executive Officer. The term of the agreement was automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least 60 days prior to the end of the then current term. Under such agreement, Mr. Eger was required to devote such time, attention and energy to the Company as required for performance of his duties under the agreement. The employment agreement includes confidentiality and non-compete provisions. Mr. Eger served as Chief Executive Officer of the Company until April 1997. Mr. Eger's annual base salary under the employment agreement at the time of his resignation was $230,000. In connection with Mr. Eger's resignation as an officer and employee of the Company in December 1997, Mr. Eger and the Company entered into a severance agreement terminating his employment agreement with the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, except for one Form 4 for Thomas M. Fitzgerald and one Form 4 for Mr. Eger that were filed late, all Section 16(a) forms that were required to be filed during the fiscal year ended December 31, 1997 were filed in compliance with the applicable requirements of Section 16(a).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation of the Company's senior management is determined by a Compensation Committee, presently consisting of Douglas R. Eger, Digby W. Barrios and John M. Bailey. All stock-based compensation is governed by the Stock Option Committee, presently consisting of Messers Barrios and Bailey. Except for Mr. Eger, who resigned as an officer and employee of the Company on December 24, 1997, none of the members of the Compensation Committee are executive officers of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. The Stock Option Committee is responsible for the administration and awards under the Company's 1993 Stock Option Plan and the 1993 Restricted Stock Plan. Messrs. Barrios, Bailey and Eger are the members of the Compensation Committee and Messrs. Barrios and Bailey are the members of the Stock Option Committee. Messrs. Barrios and Bailey are "non-employee directors" (within the meaning of Rule 16b-3 under the Exchange Act of 1934, as amended). Mr. Eger, formerly the Chairman of the Company, resigned as an officer and employee of the Company in December 1997 and is not seeking re-election for a further term of office as a Director of the Company after 1997. The Compensation Committee met on two occasions in 1997 and approved certain actions by unanimous written consent during the fiscal year ended December 31, 1997. The Compensation Committee and the Stock Option Committee have reviewed and are in accordance with the compensation paid to executive offices for the fiscal year ended December 31, 1997.

COMPENSATION POLICIES

         The guiding principle of the Company is to establish a compensation program that aligns executive compensation with Company objectives and business strategies, as well as financial performance, with the primary objective of creating shareholder value. In keeping with this principle, the Company seeks to:

         (1) Attract and retain qualified executives who will play a significant role in, and be committed to, the achievement of the Company's long-term goals.

         (2) Reward executives for strategic management, and the creation and long-term maximization of shareholder value.

         (3) Create a performance-oriented environment that rewards performance with respect to the financial goals of the Company.

         An executive officer's performance is reviewed in such areas as financial results, quality of performance, job and professional knowledge, decision making and business judgment, initiative, analytical skills, communication skills, interpersonal and organizational skills, creativity and leadership.

         Executive compensation consists of both cash and equity-based compensation. Cash compensation is comprised of base salary and bonus. Base salary is determined with reference to market norms. Bonus compensation is tied to the Company's success in achieving financial and non-financial performance. Equity-based compensation is comprised primarily of stock option grants. In establishing equity-based compensation, the Company places particular emphasis on the achievement of the Company's long-term performance goals. The Company believes that equity-based compensation closely aligns the economic interest of the Company's executive officers with the economic interests of the Company's shareholders.

         The Company's 1993 Stock Option Plan, as amended, is in compliance with
Section 162(m) of the Internal Revenue Code of 1986, as amended. The Company's 1993 Restricted Stock Plan is "grandfathered" under Section 162(m). The Company has not and does not currently anticipate paying non-performance based compensation in excess of $1 million per annum to any employee.

CHIEF EXECUTIVE OFFICER

         In establishing Mr. Peterson's compensation, the factors described above are taken into account. The Compensation Committee and the Stock Option Committee believe that Mr. Peterson's compensation, including salary and stock options, fall within the Company's compensation philosophy and are within industry norms.

Submitted by the Compensation Committee and the Stock Option Committee:

             COMPENSATION COMMITTEE              STOCK OPTION COMMITTEE
                Digby W. Barrios                    Digby W. Barrios
                 John M. Bailey                      John M. Bailey
                 Douglas R. Eger

STOCK OPTION REPRICING

         The following table sets forth certain information concerning Stock Option Repricing including (i) the name and position of each participating executive officer or director, (ii) the date of any such repricing, (iii) the number of securities underlying exchanged options, (iv) the per share market price of the underlying security at the time of the repricing, (v) the original exercise price or base price of the canceled option at the time of repricing,
(vi) the per share exercise price of the option received for the existing option and (vii) the original option term remaining at the date of repricing. An option for which the expiration date is extended, although all other terms and conditions remain the same, is considered to be "repriced" for purposes of this table.

                            10-YEAR OPTION REPRICINGS


                                                 NUMBER OF           MARKET                                              LENGTH OF
                                                 SECURITIES         PRICE OF           EXERCISE                          ORIGINAL
                                                 UNDERLYING         STOCK AT           PRICE AT                         OPTION TERM
                                                  OPTIONS            TIME OF            TIME OF            NEW           REMAINING
                                                REPRICED OR       REPRICING OR       REPRICING OR        EXERCISE       AT DATE OF
                               DATE OF            AMENDED           AMENDMENT          AMENDMENT          PRICE        REPRICING OR
   NAME AND POSITION          REPRICING             (#)                ($)                ($)              ($)           AMENDMENT
   -----------------          ---------            -----              -----               ----            -----         ----------

Thomas M. Fitzgerald        July 29, 1997          50,000            $2.375              $5.25            $2.75        4 years 10
 Chairman                                          50,000                                $6.75            $3.50          months
                                                   50,000                                $8.25            $4.50        4 years 10
                                                                                                                         months
                                                                                                                       4 years 10
                                                                                                                         months

Douglas R. Eger             June 4, 1997           25,000            $2.625            CAN 1.00          CAN 1.00    1 year 6 months
 Director (1)                                      35,000                              CAN 3.52          CAN 3.52    1 year 6 months
                                                  140,000                                $3.50            $3.50      1 year 1 month
                                                   25,000                                $3.75            $3.75      1 year 1 month
                                                  125,000                                $1.90            $1.90      1 year 3 months
                                                   80,000                                $4.00            $4.00         6 months
                                                   25,000                              CAN 3.52          CAN 3.52       6 months
                                                   15,000                                $3.50            $3.50         6 months
                                                   15,000                                $4.25            $4.25         6 months
                                                   15,000                                $6.00            $6.00         6 months

(1) The expiration dates of certain of Mr. Eger's options had been previously extended by the Board of Directors of the Company in prior years. All other terms and conditions of said options remain unchanged.

COMMON STOCK PERFORMANCE

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

         The Securities and Exchange Commission ("SEC") requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. As the Company's Common Stock was not publicly traded in the U.S. until 1993, this performance comparison assumes $100 was invested on April 30, 1993 in the Company's Common Stock and in each of the indices shown and assumes reinvestment of dividends. The Company has selected the S & P Midcap 400 Index and the S & P Midcap Biotechnology Index for the purposes of this performance comparison.


                                                                    INDEXED RETURNS

                                              1993              1994               1995               1996              1997
                                              ----              ----               ----               ----              ----
S&P Midcap 400 Index                          113               109                143                170               225
Sheffield Pharmaceuticals, Inc.               165               140                140                150                55
S&P Midcap Biotechnology                      129               137                242                214               211
Index

         On June 12, 1998, the record date for the Annual Meeting of Stockholders, the last reported sales price of the Company's Common Stock as reported on the American Stock Exchange was $1.6875, which represents a 22.7% increase over the last reported sales price of the Company's Common Stock as reported on the American Stock Exchange on December 31, 1997, which was $1.375.

         There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the graph above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 25, 1997, Camelot Pharmacal, L.L.C., a Missouri limited liability company ("Camelot"), merged with and into CP Pharmaceuticals, Inc., a newly formed subsidiary of the Company. The principals of Camelot at the time of the merger were Loren G. Peterson, Carl F. Siekmann and David A. Byron. Pursuant to the related agreement and plan of merger, Messrs. Peterson, Siekmann and Byron each received 200,000 shares of Common Stock. Following the consummation of the merger, each of Messrs. Peterson, Siekmann and Byron entered into employment agreements with Sheffield and received stock options providing each individual the right to purchase up to 400,000 shares of Common Stock. The Company has agreed to reimburse Messrs. Peterson, Siekmann and Byron upon the occurrence of certain events for certain income taxes payable by them upon exercise of their stock options in an amount of up to $250,000 per person. In connection with the merger, Anthony B. Alphin, Jr., Bernard Laurent, Stephen Sohn and Michael Zeldin resigned as Directors of the Company.

         In April 1997, the Company made a loan of $80,000 to Douglas R. Eger (the "Eger Loan"). On December 24, 1997, the Company entered into a severance agreement with Mr. Eger pursuant to which Mr. Eger resigned as an employee of the Company. The severance agreement provided, among other things, for the principal amount of the Eger Loan to be paid in six equal quarterly installments commencing on September 30, 1998, with all remaining principal and interest being paid in full on December 31, 1999, a severance payment of $135,000 payable in six equal installments of $22,500 each, with $2,500 of each such installment being applied to repay Mr. Eger's obligations under the Eger Loan, and the grant by Mr. Eger of a security interest in 30,000 shares of the Company's common stock to secure his obligations under the Eger Loan. The extension of the maturity date of the Eger Loan is subject to the satisfaction of certain conditions by Mr. Eger.

         In April 1997, the Company entered into a consulting agreement with John M. Bailey, a director of the Company, pursuant to which Mr. Bailey agreed to provide certain business and financial consulting advise to the Company. Mr. Bailey is paid a monthly retainer of 2,000 British Pounds Sterling under such agreement, which monthly retainer is reduced by the amount of 500 British Pounds Sterling for each Board of Directors or Committee meeting of the Company held in any month.

         In February 1998, the Company entered into an agreement (the "Engagement Agreement") with an unaffiliated individual pursuant to which such individual was retained by the Company to facilitate an alliance with Zambon Corporation or its affiliates ("Zambon"). Pursuant to the Engagement Agreement, the Company agreed to pay such individual a fee of between 2.5% and 4.0% of any equity investment or other financing received from Zambon. The Company also agreed to issue such individual warrants to purchase 150,000 shares of the Company's common stock at 125% of market price for a financing of $7.5 million or greater, with such warrants to be prorated proportionally on financing of a lesser amount. The Engagement Agreement also provides that the Company shall pay such individual a fee of 5.0% of amounts actually received by the Company from Zambon attributable to marketing or other rights to the Company's MSI system (net of any third party royalty obligations). Douglas R. Eger, a director of the Company, has advised the Company that he is entitled to receive a portion of the fees payable by the Company to the individual who is the Company's counterparty to the Engagement Agreement. On April 15, 1998, the Company announced that it had entered into an option agreement with Zambon (the "Option Agreement") to form a strategic alliance with Zambon for the worldwide development and commercialization of drugs to treat respiratory disease in the Company's Metered Solution Inhaler (MSI) system. The Company received a $650,000 option fee from Zambon in the form of an equity investment in connection with the signing of the option agreement. The Option Agreement contemplates (i) an additional equity investment in the Company by Zambon, (ii) funding by Zambon of development of respiratory drugs and (iii) co-promotion rights to respiratory drugs developed for the MSI system and (iv) retention by the Company of all non-respiratory disease applications of the MSI system. The option agreement also contemplates that Zambon shall have the right to appoint one director to the Company's Board of Directors, which director shall be reasonably acceptable to the Company. Following the Board's approval of, and the Company's execution of the Option Agreement, Douglas R. Eger, a director of the Company, advised the Company that he is entitled to receive a portion of the fees payable by the Company to the individual who is the Company's counterparty to the Engagement Agreement.

         During the period January 1, 1998 through April 30, 1998 certain executive officers provided funds for use by the Company in excess of $60,000 in the aggregate. These funds were comprised of short-term notes having a 7% annual interest rate, unpaid salaries and unreimbursed expenses. The largest aggregate amounts due to certain executives during this period are as follows: Loren G. Peterson, $85,923; David A. Byron, $80,343; and Carl F. Siekmann, $75,474. As of April 30, 1998 a portion of the short-term notes payable and the unreimbursed expenses have been paid, leaving balances due to such executive officers as follows: Loren G. Peterson, $63,825; David A. Byron, $60,075; and Carl F. Siekmann, $60,075.

                                 PROPOSAL NO. 2

                 APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN

         The Board of Directors of the Company has unanimously approved for submission to a vote of the shareholders proposals to amend the 1993 Stock Option Plan to provide for an increase in the number of shares reserved for issuance pursuant to the exercise of options granted thereunder from 3,000,000 shares of Common Stock to 4,000,000 shares of Common Stock. The full text of the provision of the 1993 Stock Option Plan that is being amended is described below. A copy of the 1993 Stock Option Plan, as filed with the Securities and Exchange Commission, was filed as a exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         The purposes of the 1993 Stock Option Plan are to attract and retain the best available personnel for positions of responsibility within the Company, to provide additional incentives to employees of the Company and to promote the success of the Company's business through the grant of options to purchase Common Stock. Each option granted pursuant to the 1993 Stock Option Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-statutory stock option."

         The 1993 Stock Option Plan, as proposed to be amended, would authorize the issuance of a maximum of 4,000,000 shares of Common Stock pursuant to the exercise of options granted thereunder. As of the date hereof, stock options to purchase 2,090,000 of the 3,000,000 shares of Common Stock currently available under the 1993 Stock Option Plan have been granted to officers and employees of the Company. Options to purchase a total of 18,500 shares of Common Stock under the 1993 Stock Option Plan have been exercised through the date hereof.

         The Board of Directors believes it is in the Company's and its shareholders' best interests to approve the Amendment because it will provide sufficient shares remaining under the Plan to enable the Board to utilize stock based incentive compensation, which rewards long term value creation in keeping with the interests of the Company's shareholders, for both current and future employees of the Company.

         The following is the proposed Amendment to the 1993 Stock Option Plan:

         The first sentence of Section 3 of the 1993 Stock Option Plan (Common Stock Subject to the Plan) shall be amended to read as follows:

         "Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is Four Million (4,000,000) Shares of Common Stock."

ADMINISTRATION OF THE PLAN

         The 1993 Stock Option Plan is administered by the Stock Option Committee of the Board of Directors, which determines to whom, among those eligible, and the time or times at which options, will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in a price at which options may be exercised. The Stock Option Committee is comprised of non-employee directors. In making such determinations, the Stock Option Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Stock Option Committee in its discretion deems relevant.

         The Stock Option Committee is authorized to amend, suspend or terminate the 1993 Stock Option Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) materially increase the number of shares that may be issued pursuant to the exercise of options granted under the 1993 Stock Option Plan; (ii) make any material change in the designation of the employees eligible to be granted options under the 1993 Stock Option Plan; or (iii) materially change the eligibility requirements for participation in the 1993 Stock Option Plan.

         Unless the 1993 Stock Option Plan is terminated by the Stock Option Committee, it will terminate on August 30, 2003. No additional options shall be granted under the 1993 Stock Option Plan after such date, but options issued under the 1993 Stock Option Plan on or after such date shall remain in full force and effect.

OPTION PRICE

         The exercise price of each option is determined by the Stock Option Committee, but may not be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted, in the case of an incentive stock option, nor less than 85% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted, in the case of a non-qualified stock option. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

TERMS OF OPTIONS

         Unless otherwise provided in the Stock Option Agreement, the term of each option shall be five (5) years from the date of grant, provided that the maximum term of each option shall be 10 years. Options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than five years after the date of grant. The 1993 Stock Option Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment.

REGISTRATION OF SHARES

         The Company has filed a registration statement under the Securities Act with respect to 1,000,000 shares of Common Stock issuable pursuant to the 1993 Stock Option Plan. The Company intends to file an additional registration statement under the Securities Act with respect to additional shares of Common Stock issuable pursuant to the Amendment subsequent to the Amendment's approval by the Company's stockholders.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of the Common Stock present, in person or by proxy, is required for approval of the Amendment to the 1993 Stock Option Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE
                PROPOSED AMENDMENT TO THE 1993 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has appointed Ernst & Young LLP to be the independent auditors of the Company for the fiscal year ending December 31, 1998. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Ernst & Young LLP be submitted to stockholders for ratification. If stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the Common Stock present, in person or by proxy, is required for ratification of the appointment of Ernst & Young LLP as independent auditors of the Company.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
    THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                              STOCKHOLDER PROPOSALS

         To the extent required by law, any stockholder proposal intended for presentation at next year's annual stockholders' meeting must be received at the Company's principal executive offices prior to February 12, 1999.

                                  OTHER MATTERS

         So far as it is known, there is no business other than that described above to be presented for action by the stockholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.

         The Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended, including financial statements has been mailed to stockholders with this Proxy Statement. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and a copy will be sent to you.

                                              By Order of the Board of Directors


                                              Judy Roeske Bullock
                                              SECRETARY

Dated:   June 22, 1998
St. Louis, Missouri

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                         SHEFFIELD PHARMACEUTICALS, INC.

                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 15, 1998

         The undersigned, a stockholder of Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Company"), does hereby appoint Loren G. Peterson and Judy Roeske Bullock, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141, on Wednesday, July 15, 1998, at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes:

         1.   ELECTION OF DIRECTORS:

              To vote for the election of the following directors: Loren G. Peterson, Thomas M. Fitzgerald, John M. Bailey, and Digby W. Barrios.

                                                      TO WITHHOLD AUTHORITY
                                                      TO VOTE FOR ANY
                            TO WITHHOLD AUTHORITY     INDIVIDUAL NOMINEE(S),
                            TO VOTE FOR ALL           PRINT NAMES BELOW
              FOR ____      NOMINEES_____


         2.   AMENDMENTS TO THE COMPANY'S 1993 STOCK OPTION PLAN:

              To vote for approval of the amendment to the Company's 1993 Stock Option Plan.

              FOR ____       AGAINST ____        ABSTAIN ____


         3.   RATIFICATION OF APPOINTMENT OF AUDITORS:

              To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

              FOR ____       AGAINST ____        ABSTAIN ____


         4.   DISCRETIONARY AUTHORITY:

              To vote with discretionary authority with respect to all other matters which may come before the Meeting.

              FOR ____       AGAINST ____        ABSTAIN ____

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION AS DIRECTORS OF THE PERSONS WHO HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS,
(ii) FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE COMPANY'S 1993 STOCK OPTION PLAN, (iii) TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998 AND (iv) IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated June __, 1998.

Dated _______________________, 1998

_____________________________ (L.S.)

_____________________________ (L.S.)
         Signature(s)

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN SIGNING ON BEHALF OF A CORPORATION, YOU SHOULD BE AN AUTHORIZED OFFICER OF SUCH CORPORATION, AND PLEASE GIVE YOUR TITLE AS SUCH.